EXHIBIT 8.1

                    Schedule of our Significant Subsidiaries


            Our principal subsidiaries, associates and affiliates, as at June 30, 2004 are outlined below:

                                                          Country of             %           Principal
                                                         Incorporation        Holding        Activity
Principal Subsidiaries
Tenon Limited                                                 NZ                100         Funding
Tenon Manufacturing Limited                                   NZ                100         Processing
Tenon New Zealand Limited                                     NZ                100         Holding Company
Tenon USA Inc                                                 USA               100         Distribution
Tenon North America Limited                                   NZ                100         Holding Company
Tarawera Forests Limited (1)                                  NZ                82          Forestry
Tenon Funding USA Limited                                     NZ                100         Funding
The Empire Company, Inc                                       USA               67          Distribution
Associates and Affiliates
American Wood Moulding LLC                                    USA               50          Distribution
 Zenia House A/S                                            Denmark             20          Furniture
AWM Mexico                                                  Mexico              50          Distribution
Wood Export New Zealand (1986) Limited (2)                    NZ                39%         Processing


(1)   On November 3, 2004 we increased our shareholding in Tarawera to 93%

(2) On September 29, 2004 we sold our 39% shareholding in Wood Export New Zealand (1986) Limited.